[AMINASO HANSON LETTERHEAD]



April 15, 2005


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Northwest Horizon Corporation "Company" -Form 10-K Registration Statement


Dear Sir/Madame:

We hereby consent to the inclusion or incorporation by reference in this Form 10-KSB Statement dated April 15, 2005, of our report to the Stockholders dated February 20, 2004 on the financial statements of the Company as at December 31, 2003 and for the year ending December 31, 2003.


Yours truly

AMISANO HANSON


"Amisano Hanson"


Chartered Accountants



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